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						[FEDDERS LETTERHEAD]




					   LIMITED POWER
OF ATTORNEY
						CONFIRMING STATEMENT


	    This Statement
confirms that the undersigned, Herbert A. Morey, has authorized and designated Robert N. Edwards, Esq., Vice President and General
Counsel of
Fedders Corporation and an Attorney at Law of New Jersey, to execute and file on the undersigned's behalf on Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
U. S.
Securities and Exchange Commission as a result of the undersigned's ownership of, or transactions, in, securities of Fedders Corporation. The authority of Mr.
Edwards under this Statement shall continue until revoked in writing by the undersigned. The undersigned acknowledges that
Mr. Edwards is not assuming any
of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




Date: December 6, 2005			    /s/ Herbert A. Morey

----------------------			    --------------------
									Herbert A.
Morey